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                                                                    EXHIBIT 10.2

                                  SKILLSOFT PLC
                             2002 SHARE OPTION PLAN

                          (Amended September 28, 2006)

     1. Purposes of the Plan. The purposes of this 2002 Share Option Plan are:

          - to attract and retain the best available personnel for positions of substantial responsibility,

          - to provide additional incentive to Employees, Inside Directors and Consultants, and

          -    to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan and the laws of Ireland.

          (c) "Board " means the Board of Directors of the Company.

          (d) "Change in Control" means the occurrence of any of the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will

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not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);or

               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (g) "Company" means SkillSoft Public Limited Company, a public limited company organized under the laws of Ireland.

          (h) "Consultant" means any natural person, including an advisor, engaged by the company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Share Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Share Option held by the Optionee shall cease to be treated as an Incentive Share Option and shall be treated for tax purposes as a Nonstatutory Share Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Ordinary Shares determined as follows:

               (i) If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the


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closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or on the most recent market trading day if neither the closing sales price nor the closing bid for the Ordinary Shares is quoted for the day of determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for Ordinary Shares on the day of determination (or on the most recent market trading day if the bid and asked prices for the Ordinary Shares are not quoted for the day of determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for Ordinary Shares, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Share Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Inside Director" means a Director who is an Employee.

          (p) "Nonstatutory Share Option" means an Option not intended to qualify as an Incentive Share Option.

          (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

          (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) "Option" means an option for Ordinary Shares granted pursuant to the Plan.

          (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (v) "Optioned Share" means one of the Ordinary Shares subject to an Option.

          (w) "Optionee" means the holder of an outstanding Option granted under the Plan.


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          (x) "Ordinary Shares" means the Ordinary Shares and/or related
American Depository Shares of the Company.

          (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z) "Plan" means this 2002 Share Option Plan.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (cc) "Service Provider" means an Employee, Inside Director or Consultant.

          (dd) "Share" means a share of the Ordinary Shares, as adjusted in accordance with Section 13 of the Plan.

          (ee) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Ordinary Shares Subject to the Plan. Subject to the provisions of
Section 12 of the Plan, the maximum aggregate number of Ordinary Shares that may be optioned and sold under the Plan is 8,850,000 Ordinary Shares. The Ordinary Shares shall be authorized, but unissued Ordinary Shares.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Ordinary Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Ordinary Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.


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               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of Ordinary Shares to be covered by each Option granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Ordinary Shares covered by such Option shall have declined since the date the Option was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;


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               (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Share Options may be granted to Service Providers. Incentive Share Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Share Option or a Nonstatutory Share Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Share Options. For purposes of this
Section 6(a), Incentive Share Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares shall be determined as of the time the Option with respect to such Ordinary Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Ordinary Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Ordinary Shares, which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.


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     8. Term of Option. The term of each Option shall be stated in the Option
Agreement. In the case of an Incentive Share Option, the term shall be up to ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Share Option granted to an Optionee who, at the time the Incentive Share Option is granted, owns Ordinary Shares representing more than ten percent (10%) of the total combined voting power of all classes of Ordinary Shares of the Company or any Parent or Subsidiary, the term of the Incentive Share Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Share Option (A) granted to an Employee who, at the time the Incentive Share Option is granted, owns Ordinary Shares representing more than ten percent (10%) of the voting power of all classes of Ordinary Shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Share Option, the per Share exercise price shall be determined by the Administrator, subject to compliance with Applicable Laws. In the case of a Nonstatutory Share Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction, subject to compliance with Applicable Laws.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. In the case of an Incentive Share Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;


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               (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vi) any combination of the foregoing methods of payment; or

               (vii) such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Ordinary Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of (i) the Optionee, or if requested by the Optionee, in the name of the Optionee and his or her spouse, or in the name of a third party as the Optionee's nominee to hold the shares issued on exercise on Optionee's behalf and subject to the Optionee's directions. Until the Ordinary Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Ordinary Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

     Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested


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as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to the Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

     11. Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12. Adjustments Upon Changes in Capitalization, Merger or Change in
Control.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Ordinary Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option and the number of Ordinary Shares as well as the price per Ordinary Shares covered by each such outstanding Option shall be


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proportionately adjusted for any increase or decrease in the number of issued
Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Shares covered thereby, including Ordinary Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Ordinary Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

     For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether Ordinary Shares, cash, or other securities or property) received in the merger or Change in Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the merger or Change in Control.


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     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Ordinary Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Ordinary Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.


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